UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

THE MARYJANE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	98-1039235
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

910 16th Street, Suite 412, Denver, CO 80202	(303) 835-8603
(Address of principal executive offices)	(Registrant’s Telephone Number)

N/A

(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Magna

On June 1, 2015, we entered into a securities exchange agreement (the “Magna EA”) with Magna to retire certain outstanding debt in exchange for another convertible promissory note (the “Magna Note”) with Magna in the principal amount of $53,274.98 bearing interest at 12% annual interest. The principal and all accrued but unpaid interest is due on May 26, 2016.

During the first 90 days following the date of the note we have the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts we may owe the holder under the terms of the note, at a premium of 135%.

Also on June 1, 2015, we entered into a securities purchase agreement (the “Magna SPA”), with Magna Equities I, LLC, an accredited investor (“Magna”), pursuant to which we issued and sold to Magna a convertible promissory note, bearing interest at 12% annual interest, compounded monthly, in the principal amount of $38,000 (the “Magna Note I”). The principal and all accrued but unpaid interest is due on May 22, 2016. In accordance with the terms of the Magna SPA, we agreed to pay Magna’s expenses associated with the transaction in the amount of $5,000 As a result, we realized net proceeds from the sale of the Note in the amount of $33,000, which is to be used for general corporate purposes.

During the first 90 days following the date of the note we have the right to prepay the principal and accrued but unpaid interest due under the note, together with any other amounts we may owe the holder under the terms of the note, at a premium of 135%.

The Magna Note I is convertible at a price per share equal to the lesser of (i) $0.02 per share or (ii) 40% of the lowest Trading Price in the 10 trading days prior to conversion. The holder’s ability to convert the note, however, is limited in that it will not be permitted to convert any portion of the note if the number of shares of our common stock beneficially owned by the holder and its affiliates, together with the number of shares of our common stock issuable upon any full or partial conversion, would exceed 4.99% of our outstanding shares of common stock. The holder has the right to waive this term upon 61 days’ notice to us.

If, at any time when the Magna Note I is outstanding, the Company issues or sells, or is deemed to have issued or sold, any shares of its common stock in connection with a subsequent placement for no consideration or for a consideration per share that is less than the conversion price on the date of issuance that is more favorable to Magna than the foregoing variable conversion price formula, then the conversion price will be reduced to the amount of the consideration per share received for such issuance.

The Magna Note I contains certain covenants and restrictions including, among others, that for so long as the Magna Note I is outstanding the Company will not pay dividends or dispose of certain assets, and that the Company will maintain its listing on an over-the-counter market. In addition, Magna has a right of first refusal on future offerings. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The above securities were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder. The investors represented to us that they are accredited investors. We believe that the investors had adequate information about us as well as the opportunity to ask questions and receive responses from our management.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARYJANE GROUP, INC.

/s/_Joel C. Schneider

Joel C. Schneider

CEO

June 4, 2015